UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549




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                                    FORM 8-K

                         -------------------------------

     Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


January 25, 2002                                                        0-14871
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(Date of earliest report)                              (Commission File Number)


                              ML MEDIA PARTNERS, L.P.
              (Exact name of registrant as specified in its charter)


 New York                                                            13-3221085
- --------------------------------                      --------------------------
(State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                         Identification Number)




     Four World Financial Center, 26th Floor, New York, New York 10080-6108
               (Address of Principal Executive Offices) (Zip Code)




                                 (212) 980-7110
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              (Registrant's telephone number, including area code)


                 Not Applicable (Former name or former address,
                         if changed since last report.)

Item 5.   Other Events.
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Registrant has declared an aggregate cash distribution of $263.00 per $1,000 unit of limited partnership interest ("Unit"), (less applicable state withholding taxes), payable on January 25, 2002 to partners of record on December 14, 2001. The cash distribution consists of the following: (i) $34.92 per Unit from amounts released from reserves established in connection with the 1996 sale of the California Cable Systems, and (ii) $228.08 per Unit from a portion of the operating cash balances held by the Partnership. This distribution will total $49,941,840; 99% of this amount, or $49,442,422, to the limited partners, and the remaining 1%, or $499,418, to the General Partner.

In accordance with the terms of the Partnership Agreement, after accounting for certain expenses of the Partnership, funds from the release of reserves established in connection with prior sales are distributed to partners of record on the date of such release (the date when the Partnership determines such reserves are no longer necessary), rather than to partners of record on the date of the earlier sale. Funds distributed from the Partnership's operating cash balances are distributed to partners of record on the date the distribution is determined and approved by the Partnership.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              ML MEDIA PARTNERS, L.P.


                                              By:  Media Management Partners,
                                                   General Partner


                                              By:  RP Media Management,
                                                   General Partner


                                              By:  IMP Media Management, Inc.


Dated January 25, 2002                        By:  /s/  Elizabeth McNey Yates
                                                   ----------------------------
                                                   Elizabeth McNey Yates
                                                   Vice President